Exhibit 10.2


                                 INTERTAN, INC.
                              AMENDED AND RESTATED
                             1996 STOCK OPTION PLAN


Section 1.        Establishment.

     InterTAN, Inc. a Delaware corporation ("Company"), established a stock option plan, named the InterTAN, Inc. 1996 Stock Option Plan, for officers and key employees of the Company and its subsidiaries. The Company has entered into an Acquisition Agreement and Agreement and Plan of Merger, by and among Circuit City Stores, Inc. ("Circuit City"), Winston Acquisition Corp. and InterTAN, Inc., dated as of March 30, 2004 (the "Acquisition Agreement"). The Amended and Restated InterTAN, Inc. 1996 Stock Option Plan was effective upon the Share Purchase Date as defined in the Acquisition Agreement (the "Restatement Date"). This InterTAN, Inc. Amended and Restated 1996 Stock Option Plan (the "Plan" or "Restated Plan") is effective upon approval by the Board of Directors.

Section 2.        Purpose.

     (a) The purpose of the Plan is to induce officers and key employees of the Company and its subsidiaries who are in a position to contribute materially to the prosperity thereof to remain with the Company or its subsidiaries, to offer them incentives and rewards in recognition of their contributions to the Company's success and to encourage them to continue to promote the best interests of the Company and its subsidiaries. The Plan will also aid the Company and its subsidiaries in competing with other enterprises for the services of new key personnel needed to ensure the continued development of the Company and its subsidiaries.

     (b) Options granted under the Plan shall be either Incentive Stock Options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or Nonstatutory Stock Options; provided that no Incentive Stock Option shall be granted in excess of the calendar year limitations per optionee set forth in Section 6. Options granted to an optionee in excess of such calendar year limitations per optionee shall be Nonstatutory Stock Options.

Section 3.        Administration.

     The Plan shall be administered by a Committee, which shall be appointed by the Board of Directors of Circuit City (the "Board"), consisting of not less than two members of the Board. Subject to paragraph (e) below, the Committee shall be the Compensation and Personnel Committee of the Board unless the Board shall appoint another Committee to administer the Plan. The Committee shall have general authority to impose any limitation or condition upon an Incentive Award that the Committee deems appropriate to achieve the objectives of the Incentive Award and the Plan and, without limitation and in addition to powers set forth elsewhere in the Plan, shall have the following specific authority:

     (a) The Committee shall have the power and complete discretion to determine
(i) which eligible employees shall receive an Incentive Award and the nature of the Incentive Award, (ii) the number of shares of Common Stock to be covered by each Incentive Award, (iii) whether Options shall be Incentive Stock Options or Nonstatutory Stock Options, (iv) the Fair Market Value of Common Stock, (v) the time or times when an Incentive Award shall be granted, (vi) whether an Incentive Award shall become vested over a period of time and when it shall be fully vested, (vii) when Options may be exercised, (viii) whether a Disability exists, (ix) the manner in which payment will be made upon the exercise of Options, (x) conditions relating to the length of time before disposition of Common Stock received upon the exercise of Options is permitted, (xi) whether to approve an optionee's election (A) to deliver Mature Shares to satisfy Applicable Withholding Taxes or (B) to have the Company withhold from the shares to be issued upon the exercise of a Nonstatutory Stock Option the number of shares necessary to satisfy Applicable Withholding Taxes (xii) notice provisions relating to the sale of Common Stock acquired under the Plan, and (xiii) any additional requirements relating to Incentive Awards that the Committee deems appropriate. Notwithstanding the foregoing, no "tandem stock options" (where two stock options are issued together and the exercise of one option affects the right to exercise the other option) may be issued in connection with Incentive Stock Options. The Committee shall have the power to amend the terms of previously granted Incentive Awards so long as the terms as amended are consistent with the terms of the Plan and provided that the consent of the optionee is obtained with respect to any amendment that would be detrimental to the optionee, except that such consent will not be required if such amendment is for the purpose of complying with Rule 16b-3 or any requirement of the Code applicable to the Incentive Award.

     (b) The Committee may adopt rules and regulations for carrying out the Plan. The interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive. The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

     (c) A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present. Any action may be taken by a written instrument signed by all of the members, and any action so taken shall be fully effective as if it had been taken at a meeting.

     (d) The Board from time to time may appoint members previously appointed and may fill vacancies, however caused, in the Committee. If a Committee of the Board is appointed to serve as the Committee, such Committee shall have, in connection with the administration of the Plan, the powers possessed by the Board, including the power to delegate a subcommittee of the administrative powers the Committee is authorized to exercise, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board.

     (e) All members of the Committee must be "outside directors" as described in Code section 162(m). In addition, all members of the Committee must be "non-employee directors" as defined in Rule 16b-3.

Section 4.        Total Number of Shares to be Optioned.


         (a) Prior to the restatement, the Plan provided for options for shares of common stock of the Company. Effective on the Restatement Date, the aggregate number of shares of Circuit City common stock, par value $.50 per share ("Common Stock") that may be issued upon exercise of options granted under the Plan shall be 1,698,811.

     The number of shares of Common Stock shall be subject to adjustments as provided in Section 9 hereof. The shares issued under the Plan may be either issued shares reacquired by Circuit City at any time or authorized but unissued shares, as the Board of Directors of Circuit City from time to time may determine.

     All outstanding Options issued prior to the Restatement Date are converted to options for Common Stock pursuant to the terms of the Acquisition Agreement. This Restated Plan shall be interpreted and applied consistently with the terms of the Acquisition Agreement.

     (b) In the event that any outstanding options under the Plan expire or are terminated for any reason after the Restatement Date, the shares of Common Stock allocable to the unexercised portion of all of such options may again be subject to the grant of options under the Plan.

Section 5.        Eligibility.

     (a) Options shall be granted only to officers and key employees of the Company or its subsidiaries.

     (b) No director of the Company who is not also an employee of the Company or one of its subsidiaries will be eligible for grant of any options.

Section 6.        Terms and Conditions of Options.

     Each option granted prior to the Restatement Date shall be governed under the terms of the Plan prior to the Restatement Date, subject to the changes made in Section 4 of the Plan or pursuant to the Acquisition Agreement. Each option granted under the Plan on or after the Restatement Date shall be subject to the following terms and conditions:

     (a) Whenever the Committee deems it appropriate to grant options, notice shall be given to the eligible employee stating the number of shares for which options are granted, the option price per share, whether the options are Incentive Stock Options or Nonstatutory Stock Options, and the conditions to which the grant and exercise of the options are subject. This notice may be given in writing or in electronic form and shall be the stock option agreement between the Company and the eligible employee.

     (b) The exercise price of shares of Common Stock covered by an Incentive Stock Option shall be not less than 100% of the Fair Market Value of such shares on the Date of Grant; provided that if an Incentive Stock Option is granted to an employee who, at the time of the grant, is a 10% Shareholder, then the exercise price of the shares covered by the Incentive Stock Option shall be not less than 110% of the Fair Market Value of such shares on the Date of Grant.

     (c) The exercise price of shares of Common Stock covered by a Nonstatutory Stock Option shall be not less than 100% of the Fair Market Value of such shares on the Date of Grant. Except as provided in Sections 9 or 10, an optionee may not surrender an Option in consideration for the grant of a new Option with a lower exercise price or for another Incentive Award.

     (d) Transferability of Options.

         (i) Incentive Stock Options. Incentive Stock Options may not be transferred or assigned other than by will or the laws of descent and distribution and may be exercised during the lifetime of the optionee only by the optionee or by the optionee's legally authorized representative, and each Stock Option Agreement in respect of an Incentive Stock Option shall so provide. The designation by an optionee of a beneficiary will not constitute a transfer of the option.

         (ii) Nonstatutory Stock Options. With respect to Nonstatutory Stock Options granted hereunder, the Committee may, in its sole discretion, provide in any Stock Option Agreement (or in an amendment to any existing Stock Option Agreement) such provisions regarding transferability of the Nonstatutory Stock Options as the Committee, in its sole discretion, deems appropriate.

     (e) Term of Options. An Incentive Stock Option shall not be exercisable after the expiration of ten (10) years from the date the option was granted, or if the optionee is a Ten Percent Owner, not later than the fifth anniversary of the date of grant. A Nonstatutory Stock Option shall not be exercisable after the expiration of ten (10) years and one (1) month after the date the option was granted.

     (f) Death of Optionee. In the event of the death of an optionee while the optionee is in the employ of the Company, Circuit City or any subsidiary of either company, the outstanding options then held by such person and any rights related thereto shall be exercisable only within the twelve (12) month period following such death, and then only the executor or administrator of the optionee's estate or by the person or persons to whom the optionee's rights under the option shall pass by the optionee's will or the laws of descent and distribution; provided that in no event shall an Incentive Stock Option be exercisable more than ten (10) years, or a Nonstatutory Stock Option more than ten (10) years and one (1) month after the date it was granted.

     (g) In the event that any optionee shall be dismissed from the employ of the Company or any of its subsidiaries for any reason which in the opinion of the Committee shall constitute good cause for dismissal, any option still held by such person at such time shall automatically terminate. The decision of the Committee in so acting as to what shall constitute good cause for dismissal shall be final and binding upon all concerned.

     (h) Options may be exercised in whole or in part at such times as may be specified by the Committee in the optionee's stock option agreement; provided that the exercise provisions for Incentive Stock Options shall in all events not be more liberal than the following provisions:

         (i) No Incentive Stock Option may be exercised after the first to occur of:

             (x) Ten years (or, in the case of an Incentive Stock Option granted to a 10% Shareholder, five years) from the Date of Grant,

             (y) Three months following the date of the optionee's termination of employment with the Company and any Parent or Subsidiary of the Company for reasons other than death or Disability; or

             (z) One year following the date of the optionee's termination of employment by reason of death or Disability.

         (ii) Except as otherwise provided in this paragraph, no Incentive Stock Option may be exercised unless the optionee is employed by the Company, Circuit City or any subsidiary of either company at the time of the exercise and has been so employed at all times since the Date of Grant. If an optionee's employment is terminated other than by reason of death or Disability at a time when the optionee holds an Incentive Stock Option that is exercisable (in whole or in part), the optionee may exercise any or all of the then exercisable portion of the Incentive Stock Option (to the extent exercisable on the date of termination) within three months after the optionee's termination of employment. If an optionee's employment is terminated by reason of his Disability at a time when the optionee holds an Incentive Stock Option that is exercisable (in whole or in part), the optionee may exercise any or all of the then exercisable portion of the Incentive Stock Option (to the extent exercisable on the date of Disability) within one year after the optionee's termination of employment. If an optionee's employment is terminated by reason of his death at a time when the optionee holds an Incentive Stock Option that is exercisable (in whole or in part), the then exercisable portion of the Incentive Stock Option may be exercised (to the extent exercisable on the date of death) within one year after the optionee's death by the person to whom the optionee's rights under the Incentive Stock Option shall have passed by will or by the laws of descent and distribution.

         (iii) An Incentive Stock Option, by its terms, shall be exercisable in any calendar year only to the extent that the aggregate Fair Market Value (determined at the Date of Grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time during the calendar year does not exceed $100,000 (the "Limitation Amount "). Incentive Stock Options granted under the Plan and all other plans of the Company and any Parent or Subsidiary of the Company shall be aggregated for purposes of determining whether the Limitation Amount has been exceeded. The Committee may impose such conditions as it deems appropriate on an Incentive Stock Option to ensure that the foregoing requirement is met. If Incentive Stock Options that first become exercisable in a calendar year exceed the Limitation Amount, the excess options will be treated as Nonstatutory Stock Options to the extent permitted by law.

     (i) The Committee may, in its discretion, grant Options that by their terms become fully exercisable upon a Change of Control notwithstanding other conditions on exercisability in the stock option agreement, and, in such event, paragraph (d) shall not apply.

Section 7.        Exercise of Options.

     (a) Options may be exercised by the optionee by giving notice of the exercise to the Company, stating the number of shares the optionee has elected to purchase under the Option he has elected to exercise. Such notice shall be effective only if accompanied by the exercise price in full paid in cash; provided that, if the terms of an Option so permit, or the Committee by separate action so permits, the optionee may (i) deliver Mature Shares (valued at their Fair Market Value on the date of exercise) in satisfaction of all or any part of the exercise price, (ii) deliver a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company, from the sale or loan proceeds with respect to the sale of Common Stock or a loan secured by Common Stock, the amount necessary to pay the exercise price and, if required by the Committee, Applicable Withholding Taxes, or (iii) deliver an interest bearing promissory note, payable to the Company, in payment of all or part of the exercise price together with such collateral as may be required by the Committee at the time of exercise. The interest rate under any such promissory note shall be equal to the minimum interest rate required at the time to avoid imputed interest under the Code. The optionee shall not be entitled to make payment of the exercise price other than in cash unless provisions for an alternative payment method are included in the optionee's stock option agreement or are agreed to in writing by the Company with the approval of the Committee prior to exercise of the Option.

     (b) The Company may place on any certificate representing Common Stock issued upon the exercise of an Option any legend deemed desirable by the Company's counsel to comply with federal or state securities laws, and the Company may require of the optionee a customary written indication of his investment intent. Until the optionee has made any required payment, including any Applicable Withholding Taxes, and has had issued to him a certificate for the shares of Common Stock acquired, he shall possess no shareholder rights with respect to the shares.

     (c) Each optionee shall agree as a condition of the exercise of an Option to pay to the Company Applicable Withholding Taxes, or make arrangements satisfactory to the Company regarding the payment to the Company of such amounts. Until Applicable Withholding Taxes have been paid or arrangements satisfactory to the Company have been made, no stock certificate shall be issued upon the exercise of an Option.

     (d) As an alternative to making a cash payment to the Company to satisfy Applicable Withholding Taxes if the Option agreement so provides, or the Committee by separate action so provides, an optionee may elect to (i) deliver Mature Shares or (ii) have the Company retain that number of shares of Common Stock that would satisfy all or a specified portion of the Applicable
Withholding Taxes. Any such election shall be made only in accordance with procedures established by the Committee.

     (e) Notwithstanding anything herein to the contrary, Options shall always be granted and exercised in such a manner as to conform to the provisions of Rule 16b-3.

Section 8.  Acceleration of Exercisability; Change of Control.

     (a) Notwithstanding anything in the Plan or in the Stock Option Agreement evidencing any option to the contrary, in the event a Change of Control occurs, then each option shall become immediately exercisable for the purchase of the full number of shares subject to such option on the date of the occurrence of such Change of Control.

     (b) For options issued prior to the Restatement Date, "Change of Control" shall mean the occurrence of any of the following events:

         (i) any "person" or "group" of persons, as such terms are used in Sections 13 and 14 of the Exchange Act, other than (i) any person meeting the requirements of clauses (i) and (ii) of Rule 13d - 1(b)(1) or its successors promulgated under the Exchange Act, or (ii) any employee benefit plan sponsored by the Company, becomes the "beneficial owner" (as such term is used in Section 13 of the Exchange Act) of twenty percent (20%) or more of the outstanding shares of the Common Stock entitled to vote for the election of directors;

         (ii) any shares of any class of the Company's capital stock are purchased pursuant to a tender or exchange offer (other than an offer by the Company or a subsidiary); or

         (iii) the approval by the requisite vote of the Company's stockholders of any merger, consolidation, sale of assets, liquidation or reorganization as a result of which the Company will not survive as a publicly-owned corporation.

     (c) For options issued on or after the Restatement Date, "Change of Control" shall mean the occurrence of either of the following events: (i) a third person, including a "group" as defined in section 13(d)(3) of the Act, becomes, or obtains the right to become, the beneficial owner of Circuit City securities having 20% or more of the combined voting power of the then outstanding securities of Circuit City that may be cast for the election of directors to the Board of Circuit City (other than as a result of an issuance of securities initiated by Circuit City in the ordinary course of business); or
(ii) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, the persons who were directors of Circuit City before such transactions shall cease to constitute a majority of the Board of Directors of Circuit City or of the board of directors of any successor to Circuit City.

Section 9.  Change in Capital Structure

     (a) In the event of a stock dividend, stock split or combination of shares, recapitalization, merger in which Circuit City is the surviving corporation, reorganization, reincorporation, consolidation, or other change in Circuit City's capital stock without the receipt of consideration by Circuit City (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of Circuit City), the number and kind of shares of stock or securities of Circuit City to be subject to the Plan and to Incentive Awards then outstanding or to be granted thereunder, the aggregate and individual maximum number of shares or securities which may be delivered under the Plan pursuant to Section 4, and the exercise price and other terms and relevant provisions of stock option awards shall be appropriately adjusted by the Committee, whose determination shall be binding on all persons. If the adjustment would produce fractional shares with respect to any unexercised option, the Committee may adjust appropriately the number of shares covered by the Incentive Award so as to eliminate the fractional shares.

     (b) If Circuit City is a party to a consolidation or merger in which Circuit City is not the surviving corporation, a transaction that results in the acquisition of substantially all of Circuit City's outstanding stock by a single person or entity, or a sale or transfer of substantially all of Circuit City's assets, the Committee may take such actions with respect to outstanding stock option awards as the Committee deems appropriate.

Section 10.       Duration, Amendment and Termination.

     (a) The Board of Directors of Circuit City may at any time terminate the Plan or make such amendments thereof as it shall deem advisable and in the best interests of Circuit City, without further action on the part of the stockholders of Circuit City; provided that no such termination or amendment shall, without the consent of the individual to whom any option shall therefore have been granted, affect or impair the rights of such individual under such option, and provided further, that unless the stockholders of Circuit City by the affirmative vote of a majority of the shares of Circuit City present and voting at a meeting of stockholders at which a quorum is present shall have first approved thereof, no amendment of this Plan shall be made whereby:

         (i) the total number of securities which may be issued under the Plan shall be materially increased, except by operation of the adjustment provisions of Section 9 hereof; or

         (ii) the eligibility requirements for participation in the Plan shall be materially modified.

     (b) No options shall be granted under the Plan after the 10th anniversary of the date of its adoption, but options granted prior to or as of such date may extend beyond such date in accordance with the provisions hereof.

Section 11.       Effectiveness of Plan.

     The Restated Plan shall be deemed adopted and become effective as of the approval of the Restated Plan by the Board.

Section 12.       Date of Granting Options.

     The granting of an option pursuant to the Plan shall take place on any date the Committee decides to grant the option. Thereafter, the Company shall notify the optionee of the grant of the option and submit to the optionee a Stock Option Agreement duly executed by and on behalf of Circuit City, with the request that the optionee execute and return the agreement within ninety (90) days thereafter. If the optionee shall fail to return the executed Stock Option Agreement within such ninety (90) day period, such person's option shall be automatically terminated.

Section 13.       Application of Funds.

     The proceeds received by Circuit City from the sale of Common Stock upon the exercise of options granted under the Plan shall be added to the general funds of Circuit City and used for its corporate purposes as of the Board of Directors of Circuit City shall determine.

Section 14.       No Obligation to Exercise Option.

     Granting of an option shall impose no obligation on the optionee to exercise such option.

Section 15.       Notice.

     All notices and other communications required or permitted to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered personally or mailed first class, postage prepaid, as follows:

         (a) If to the Company -- at its principal business address to the attention of the Secretary;

         (b) If to any optionee -- at the last address of the optionee known to the sender at the time the notice or other communication is sent.

Section 16.       Shareholder Rights.

     No optionee shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to an Incentive Award unless and until such option has satisfied all requirements under the terms of the Incentive Award.

Section 17.       Employment at Will.

     Nothing contained in the Plan, or in any option granted pursuant to the Plan, or in any agreement made pursuant to the provisions of this Section 7, shall confer upon any optionee any right with respect to continuance of employment by the Company, Circuit City or their subsidiaries, nor interfere in any way with the right of the Company, Circuit City or their subsidiaries to terminate the optionee's employment at will or change the optionee's compensation at any time.

Section 18.       Interpretation

     The terms of the Plan shall be governed by the laws of the Commonwealth of Virginia, without regard to conflict of law provisions at any jurisdiction. The terms of this Plan are subject to all present and future regulations and rulings of the Secretary of the Treasury or his delegate relating to the qualification of Incentive Stock Options under the Code. If any provision of the Plan conflicts with any such regulation or ruling, then that provision of the Plan shall be void and of no effect. As to all Options, this Plan shall be interpreted for such Options to be excluded from applicable employee remuneration for purposes of Code section 162(m).

Section 19.       Definitions.

     (a) "Applicable Withholding Taxes" means the minimum aggregate amount of federal, state and local income and payroll taxes that the Company is required by applicable law to withhold in connection with any Incentive Award.

     (b) "Committee" means the committee appointed by the Board as described under Section 3.

     (c) "Common Stock" means the common stock of the Circuit City Stores, Inc. In the event of a change in the capital structure of the Circuit City, the shares resulting from such a change shall be deemed to be Common Stock within the meaning of the Plan.

     (d) "Date of Grant" means the date on which an Incentive Award is granted by the Committee.

     (e) "Disability" or "Disabled" means, as to an Incentive Stock Option, a Disability within the meaning of Code section 22(e)(3). As to all other forms of Incentive Awards, the Committee shall determine whether a Disability exists and such determination shall be conclusive.

     (f) "Fair Market Value" means, for any given date, the average of the high and low prices of the Company's Common Stock on that date as reported by the exchange on which the Common Stock generally has the greatest trading volume.

     (g) "Incentive Award" means, collectively, the award of an Incentive Stock Option or Nonstatutory Stock Option under the Plan.

     (h) "Mature Shares" means shares of Common Stock for which the holder thereof has good title, free and clear of all liens and encumbrances and which such holder either (i) has held for at least six (6) months or (ii) has purchased on the open market.

     (i) "Rule 16b-3" means Rule 16b-3 adopted pursuant to section 16(b) of the Act. A reference in the Plan to Rule 16b-3 shall include a reference to any corresponding rule (or number redesignation) of any amendments to Rule 16b-3 adopted after the effective date of the Plan's adoption.

     (j) "10% Shareholder" means a person who owns, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of stock of Circuit City (or any Parent or Subsidiary of the Circuit City). Indirect ownership of stock shall be determined in accordance with Code section 424(d).